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                                                                     Exhibit 5.1

                                 May 27, 1997


Board of Directors
Sterling Bancshares, Inc.
15000 Northwest Freeway
Houston, Texas  77040

Sterling Bancshares Capital Trust I
c/o Sterling Bancshares, Inc.
15000 Northwest Freeway
Houston, Texas  77040

Ladies and Gentlemen:

                We have acted as counsel to Sterling Bancshares, Inc., a Texas corporation (the "Company"), and Sterling Bancshares Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the creation of the Trust and the preparation of a Registration Statement on Form S-3 (Registration No. 333-27185) filed by the Company and the Trust with the Securities and Exchange Commission (the "SEC")(such Registration Statement, as amended, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, Trust Preferred Securities (the "Preferred Securities") of the Trust, Junior Subordinated Deferrable Interest Debentures (the "Subordinated Debentures") to be issued by the Company, and the guarantee of the Company pursuant to the Preferred Securities Guarantee Agreement (the "Guarantee").

                In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as amended to the date hereof, including the form of Prospectus included therein and the documents incorporated by reference therein; (ii) the Certificate of Trust of the Trust (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on April 4, 1997;
(iii) the First Amended and Restated Trust Agreement of the Trust dated as of May 14, 1997; (iv) the form of the Second Amended and Restated Trust Agreement of the Trust; (v) the form of the Preferred Securities; (vi) the form of the Guarantee; (vii) the form of the Subordinated Debentures; and (viii) the form of the Indenture (the "Indenture") between the Company and Bankers Trust Company, as trustee, in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust I
May 27, 1997
Page 2

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In conducting our examination of documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (4) and
(5) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Second Amended and Restated Trust Agreement, the Preferred Securities, the Guarantee, the Subordinated Debentures and the Indenture, will be executed and delivered by the parties thereto, and when executed, will be executed in substantially the form reviewed by us and that the terms of the Subordinated Debentures when established in conformity with the Indenture will not violate any applicable law. In addition we have assumed the receipt by each person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a certificate for such Preferred Security or of a global certificate by the Depository Trust Company, acting as agent, and the payment for the Preferred Security so acquired, in accordance with the Trust Agreement and the Registration Statement, and that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreement and the Registration Statement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

                Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that:

        1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
Section 3801, et seq. (the "Delaware Business Trust Act").

        2. The Preferred Securities, when issued and paid for as contemplated in the Second Amended and Restated Trust Agreement and the Registration Statement, will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided preferred beneficial interests in assets of the Trust.

        3. In accordance with the Delaware Business Trust Act, the Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation
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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust I
May 27, 1997
Page 3

Law. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

         4. The Subordinated Debentures, when authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with the terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         5. The Guarantee will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        The opinions set forth above are limited in all respects to the federal laws of the United States of America, the Delaware Business Trust Act, the Delaware General Corporation Law and the laws of the States of Texas and New York.

        We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                                        Very truly yours,

                                                        ANDREWS & KURTH L.L.P.